As filed with the Securities and Exchange Commission on August 5, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Dermira, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	27-3267680
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

275 Middlefield Road, Suite 150

Menlo Park, California 94025

(650) 421-7200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas G. Wiggans

Chief Executive Officer and Chairman of the Board

275 Middlefield Road, Suite 150

Menlo Park, California 94025

(650) 421-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Douglas N. Cogen, Esq. Michael A. Brown, Esq. Robert A. Freedman, Esq. Fenwick & West LLP 555 California Street, 12th Floor San Francisco, California 94041 (415) 875-2300	Andrew L. Guggenhime Chief Operating Officer and Chief Financial Officer 275 Middlefield Road Suite 150 Menlo Park, California 94025 (650) 421-7200	Andrew S. Williamson, Esq. David G. Peinsipp, Esq. Charles S. Kim, Esq. Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-205907

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer’’ and ‘‘smaller reporting company’’ in Rule 12b-2 of the Securities Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	862,500	$21.50	$18,543,750	$2,155

(1)          Represents only the additional number of shares being registered, including 112,500 additional shares that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-205907).

(2)          The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $96,729,375 on a Registration Statement on Form S-1, as amended (File No. 333-205907), which was declared effective by the Securities and Exchange Commission on August 5, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,543,750 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Dermira, Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-205907) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on July 28, 2015, and which the Commission declared effective on August 5, 2015.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of the Registrant’s common stock by 862,500 shares, 112,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 5th day of August 2015.

DERMIRA, INC.

By:	/s/ Thomas G. Wiggans
Thomas G. Wiggans
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Thomas G. Wiggans	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 5, 2015
Thomas G. Wiggans

	/s/ Andrew L. Guggenhime	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2015
Andrew L. Guggenhime

	*	Chief Medical Officer and Director	August 5, 2015
Eugene A. Bauer

	*	Director	August 5, 2015
David E. Cohen

	*	Director	August 5, 2015
Fred B. Craves

	*	Director	August 5, 2015
Matthew K. Fust

	*	Director	August 5, 2015
Wende S. Hutton

	*	Director	August 5, 2015
Mark D. McDade

	*	Director	August 5, 2015
Jake R. Nunn

	*	Director	August 5, 2015
William R. Ringo

* By:	/s/ Andrew L. Guggenhime	Attorney-in-Fact
Andrew L. Guggenhime

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (Registration No. 333-205907)).

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